UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Key Tronic Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 16, 2025

Dear Shareholder:
The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company” or “Key Tronic”), to be held on Thursday, October 23, 2025, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216.
Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you previously have returned your proxy card.

Sincerely,

Brett R. Larsen, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held October 23, 2025

To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company”) will be held on Thursday, October 23, 2025, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road - Upper Level, Spokane Valley, Washington 99216 (the “Annual Meeting”), for the following purposes:

1.To elect seven directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2.To hold an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in “Executive Compensation” herein;

3.To ratify the appointment of Baker Tilly US, LLP as independent registered public accounting firm for fiscal year 2026; and

4.To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company’s Common Stock at the close of business on September 9, 2025 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you previously have returned your proxy card to the Company.

By Order of the Board of Directors,

John Theiss
Secretary

Spokane Valley, Washington
September 16, 2025

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON October 23, 2025. The Proxy Statement and 2025 Annual Report to Shareholders are available at: www.edocumentview.com/ktcc.

PROXY STATEMENT
_______________________________________________________________

INTRODUCTION

General
The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement (the “Proxy Statement”) and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the “Company”), to the holders of outstanding shares of Common Stock, no par value, of the Company (“Common Stock”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 23, 2025 at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road - Upper Level, Spokane Valley, Washington 99216, and any adjournments or postponements thereof (the “Annual Meeting”). The proxies appoint Brett R. Larsen and Anthony G. Voorhees, each of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation. This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about September 25, 2025.
Record Date, Proxies, Revocation
Record holders of the Common Stock at the close of business on September 9, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 10,773,774 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxy cards returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the election of each of the nominees for director named below (“Proposal 1”), FOR the approval of compensation of the Company’s named executive officers (“Proposal 2”), and FOR the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for fiscal year 2026 (“Proposal 3”). Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy card bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

Voting
Each share of Common Stock outstanding is entitled to one vote on each proposal presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company’s Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the seven nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors and (ii) Proposal 2 and Proposal 3 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, an abstention from voting or a broker non-vote (as described below) will have the practical effect of voting against the nominee. An abstention from voting or a broker non-vote will have no effect on Proposal 2 and Proposal 3 since neither represents a vote cast.
If you are a stockholder of record and do not submit your vote by proxy or vote in person at the annual meeting, your shares will not be voted. If you hold shares in street name and you do not return the voting instruction form, your broker, trustee or nominee (collectively referred to as “brokers”) may vote your shares in certain circumstances and on certain routine proposals. Brokers cannot vote “uninstructed” shares in non-routine matters, such as director elections and executive compensation matters. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors (Proposal 1) or the advisory vote to approve the compensation of the Company’s named executive officers (Proposal 2), your shares will not be voted. Brokers have discretion to vote uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Proposal 3).When a broker cannot vote shares, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the meeting and will have the effect described in the preceding paragraph.

PROPOSAL 1
ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified. The seven nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the Amended and Restated By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.
The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:
Cheryl Beranek, age 62, has been a director of the Company since January 2024. Ms. Beranek is the President, Chief Executive Officer and a director of Clearfield, Inc., a publicly held company that designs, manufactures and distributes fiber optic management, protection and delivery products for communications networks. Ms. Beranek was a member of the board of directors of publicly-traded CyberOptics Corporation, a developer and manufacturer of high precision sensors and inspection systems for the semiconductor and electronics industry, from May 2020 until its acquisition in November 2022. Ms. Beranek holds a B.S. from Southwest Minnesota State University and a M.S. from North Dakota State University. The Board of Directors has concluded that based upon Ms. Beranek’s senior management experience, service on companies’ boards and education that she should serve as a director of the Company.
James R. Bean, age 75, has been a director of the Company since October 2006. Mr. Bean served as President and CEO of Preco Electronics, LLC from November 1999 to March 2020. From May 1997 to 1999 he held various management positions in Boise with Preco Electronics, LLC, which was sold to Sensata Technologies in March 2020. Mr. Bean remained with Sensata until his retirement in November 2022. Previously he held various management positions in manufacturing operations with Sun Microsystems, Inc., Apple Computer, Inc. and National Semiconductor, Inc. Mr. Bean is a graduate of New Mexico State University with a B.S. in Industrial Engineering. The Board of Directors has concluded that based upon Mr. Bean's business and financial expertise, current and prior senior management experience and education that he should serve as a director of the Company.
Craig D. Gates, age 66, has been a director of the Company since July 2009 and formerly served as President and CEO of the Company from April 2009 through June 2024. Previously he was Executive Vice President of Marketing, Engineering and Sales since July 1997. He served as Vice President and General Manager of New Business Development from October 1995 to July 1997. He joined the Company as Vice President of Engineering in October 1994. From 1991 to October 1994, Mr. Gates served as Director of Operations, Electronics for the Microswitch Division of Honeywell Inc. From 1982 to 1991, Mr. Gates held various engineering and management positions within the Microswitch Division. Mr. Gates has a B.S. in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. The Board of Directors has concluded that based upon Mr. Gates’ business expertise, current and prior senior management experience and education that he should serve as a director of the Company.
Ronald F. Klawitter, age 73, has been a director of the Company since October 2009 and Chair of the Board since January 2024. Mr. Klawitter formerly served as Executive Vice President of Administration, CFO and Treasurer of the Company from July 1997 through July 2015 and Vice President of Finance, Secretary and Treasurer since October 1995. He was Acting Secretary from November 1994 to October 1995 and Vice President of Finance and Treasurer from 1992 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc. He has a B.A. from Wittenberg University and is a Certified Public Accountant. The Board of Directors has concluded that based upon Mr. Klawitter’s business and financial expertise, current and prior management experience and education that he should serve as a director of the Company.
Dr. Subodh K. Kulkarni, age 61, has been a director of the Company since October 2018. Dr. Kulkarni has served as President and Chief Executive Officer at Rigetti Computing, Inc. since December 2022. Dr. Kulkarni is a seasoned public company CEO with thirty-plus years of experience in the semiconductor industry and a track record of success in scaling and commercializing cutting-edge technologies. Prior to joining Rigetti, Dr. Kulkarni was President, CEO, and member of the Board of CyberOptics Corporation, a developer and manufacturer of high precision sensors and inspection systems for the semiconductor and electronics industry. He held these roles from 2014 until CyberOptics was acquired by Nordson Corporation in November 2022. Prior to CyberOptics, Dr. Kulkarni was CEO of Prism Computational Sciences, a developer of software tools for scientific and commercial applications in the semiconductor industry. Earlier in his career, he held additional leadership positions, including Chief Technology Officer and Senior Vice President of OEM/Emerging business, global commercial business, R&D and manufacturing at Imation, a global scalable storage and data security company. Dr. Kulkarni began his career in research and management positions with 3M Corporation and IBM. He received his B.S. in chemical engineering from the Indian Institute of Technology, Mumbai, and later obtained a M.S. and Ph.D. in chemical engineering from MIT. Dr. Kulkarni currently serves as Chairman of the Board for Prism Computational Sciences. The Board of Directors has concluded that based upon Dr. Kulkarni’s current and prior senior management and financial experience, service on companies’ boards and education that he should serve as a director of the Company.
Brett R. Larsen, age 52, has served as President and CEO of the Company since June 30, 2024. Previously he was Executive Vice President of Administration, Chief Financial Officer, and Treasurer since July 2015 and Vice President of Finance and Controller from February 2010 to July 2015. He was Chief Financial Officer of FLSmidth Spokane, Inc. from December 2008 to February 2010. From October 2005 through November 2008, Mr. Larsen served as Controller of Key Tronic Corporation. From May 2004 to October 2005, Mr. Larsen served as Manager of Financial Reporting of Key Tronic Corporation. From 2002 to May 2004, Mr. Larsen was an audit manager for the public accounting firm BDO USA, LLP. He also held various auditing and supervisory positions with Grant Thornton LLP from 1997 to 2002. Mr. Larsen has a B.S. in Accounting and a M.S. in Accounting from Brigham Young University and is a Certified Public Accountant. The Board of Directors has concluded that based upon Mr. Larsen’s business expertise, current and prior senior management experience and education that he should serve as a director of the Company.
Yacov A. Shamash, age 75, has been a director of the Company since 1989. He is a Professor of Electrical and Computer Engineering at Stony Brook University and was the Vice President of Economic Development from 2001 - 2019 and the Dean of Engineering and Applied Sciences at the campus from 1992 to 2015. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992. Dr. Shamash also serves on the Board of Directors of Applied DNA Sciences, Inc., Softheon Inc., Advanced Convergence Group and Comtech Telecommunications Corp. He received a B.S in electrical engineering and later a PhD in Control Systems from the Imperial College of Science and Technology, London. The Board of Directors has concluded that based upon Dr. Shamash’s professional and management experience, service on public companies’ boards and education that he should serve as a director of the Company.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Board Meetings
All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company. The Company’s Board of Directors met seven times during fiscal 2025. During fiscal 2025, each director attended at least 85% of the Board of Directors meetings and at least 84% of the meetings of committees of the Board of Directors on which the director served during the time he or she served on the Board or committee. It is the Company’s policy that nominees for election at the Annual Meeting attend the Annual Meeting. All nominees for election at the 2025 Annual Meeting attended the 2024 Annual Meeting.
Directors’ Independence
The Board of Directors has determined that all members of the Company’s Board of Directors are “independent directors” within the meaning of the applicable Nasdaq Listing Rules (the “Nasdaq Rules”), except for Mr. Gates, the Company’s former President and Chief Executive Officer, and Mr. Larsen, the Company’s current President and Chief Executive Officer, who are nominees for director.

The Board of Directors also has determined that all members of the Audit Committee (1) meet the definition of independence contained in the Nasdaq Rules; (2) meet the requirements of the Securities and Exchange Commission (“SEC”) Rule 10A-3(b)(1); (3) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (4) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by the Nasdaq Rules.

The Board of Directors has determined that all members of the Audit Committee have the requisite attributes of an “audit committee financial expert” as defined by SEC regulations and that such attributes were acquired through relevant education and/or experience.

The Board of Directors also monitors the independence of Compensation and Administration Committee members under rules of the SEC and Nasdaq Rules that are applicable to compensation committee members. All members of the Compensation and Administration Committee are independent directors within the meaning of the Nasdaq rules. In addition, all members of the Compensation and Administration Committee qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Board Leadership Structure and Role in Risk Oversight
The Board of Directors determines whether the roles of Chief Executive Officer and Chair of the Board should be separated based upon its judgment of the structure which best meets the current needs of the Company and promotes the most effective communication between the Board and management. The Board currently separates the role of Chief Executive Officer and Chair of the Board.

The Board oversees the Company’s risk directly and through its committees. The Board is assisted by its Audit Committee in performing its risk management oversight responsibilities with respect to financial reporting, internal controls, cyber security risk, and legal and regulatory requirements. The Board is assisted by its Compensation and Administration Committee in performing its risk management oversight responsibilities with respect to risk relating to compensation programs and policies. The Board, with the assistance of its Governance and Nominating Committee, oversees risk management with respect to Board membership, structure and organization.

The Chairs of the three Board Committees report to the Board on committee meetings at regular meetings of the Board of Directors. Management has the day to day responsibility for risk management and members of management make regular reports to the Board and its committees on identification, monitoring and mitigation of material risks.

Succession Planning
The Board of Directors is charged with monitoring and overseeing the process of planning for senior management succession. The Board of Directors identifies the qualities and characteristics it believes are necessary for effective senior management and periodically reviews the development and progression of internal candidates against these standards.
Executive Sessions
At two of the five meetings of the Board of Directors held during fiscal year 2025, the independent directors met separately in executive session without management present.
Code of Conduct
The Board of Directors has adopted a written Code of Conduct which applies to all directors, officers and employees of the Company. The Code of Conduct is available on the Company’s website at www.keytronic.com. The Company intends to disclose on its website any amendments to or waivers of the Code of Conduct.
Insider Trading Policy/Prohibition of Speculative Transactions
The Board of Directors has adopted a written policy on Insider Trading which applies to all directors, officers and employees of the Company, as well as members of such persons’ immediate families and households (other than household employees) and such persons’ controlled entities. The policy prohibits all covered persons from engaging in transactions in securities, whether issued by us or another company, when in possession of material non-public information related to the company, or from conveying material non-public information to others. The policy also prohibits engaging in short-term speculative transactions involving the Company’s securities, short sales, transactions involving publicly traded options or other derivatives, such as trading in puts or calls, and hedging transactions with respect to Company securities. The policy further prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan. We believe our policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended June 28, 2025.
Clawback Policy
The Company has adopted an Incentive Compensation Recovery Policy (the “Clawback Policy”) that complies with Section 10D of the Exchange Act, and the Nasdaq listing standards. The Clawback Policy applies to the Company’s current and former executive officers, as defined in Rule 10D-1 under the Exchange Act. Under the Clawback Policy, the Company must recover erroneously awarded incentive-based compensation on a pre-tax basis, subject to limited exceptions, in the event the Company is required to prepare an accounting restatement, regardless of whether an executive officer engaged in any misconduct or is otherwise at fault. The Clawback Policy applies to incentive-based compensation received by an executive officer during the three completed fiscal years immediately preceding the date it is determined that the Company is required to prepare an accounting restatement.
Shareholder Communications
Shareholders of Key Tronic Corporation may send written communications to the Board of Directors or any of its members by certified mail only, addressed to the Board of Directors or any member, c/o Secretary, Key Tronic Corporation, 4424 N. Sullivan Road, Spokane Valley, WA 99216. All such shareholder communications will be compiled by the Secretary and submitted to the Board of Directors or a Board member.
Nominations to the Board
The Governance and Nominating Committee will consider written proposals from shareholders for directors to be elected at the annual meeting which are submitted to the Secretary of the Company at the address above, together with biographical information and references, not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting. Assuming that appropriate biographical information and references are provided for candidates recommended by shareholders, the Governance and Nominating Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Governance and Nominating Committee recommends, and the Board approves, such person.
Board Committees
The Board of Directors has three standing committees: the Audit Committee, the Compensation and Administration Committee, and the Governance and Nominating Committee. The committees each have written charters approved by the Board. The charters of the Audit Committee, the Compensation and Administration Committee and the Governance and Nominating Committee are available on the Company’s website at www.keytronic.com.
The Audit Committee, which currently consists of Messrs. Bean (Chair), Klawitter, Kulkarni and Shamash and Ms. Beranek, met 12 times during fiscal 2025. The Audit Committee monitors the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting, cyber security and legal compliance; selects and appoints the Company’s independent registered public accounting firm, pre-approves all audit and non-audit services to be provided to the Company by the Company’s independent registered public accounting firm, and establishes the fees and other compensation to be paid to the independent registered public accounting firm; monitors the qualifications, independence and performance of the Company’s independent registered public accounting firm; and establishes procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provides an avenue of communication among the Board, the independent registered public accounting firm and management.
The Compensation and Administration Committee (“Compensation Committee”) which currently consists of Messrs. Shamash (Chair), Bean and Kulkarni and Ms. Beranek met five times during fiscal 2025. The Compensation Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers and other key employees, reviews and recommends to the Board of Directors to approve the level of compensation awarded to the Company’s Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company’s executive officers and the basis for the Chief Executive Officer’s compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Compensation Committee considers the Chief Executive Officer’s recommendations on compensation for executive officers and other key employees (other than his own compensation). The Compensation Committee administers the Company’s incentive compensation plans including determining the individuals to receive awards and the terms of such awards.
The Compensation Committee also has the authority to engage and oversee an external independent compensation consultant to assist it by providing information, analysis and other advice relating to the Company’s compensation program. During fiscal year 2025, the Company engaged both Total Compensation Solutions, LLC (“TCS”), and Milliman, Inc. (“Milliman”), each a national compensation consulting firm, to serve as its compensation consultant to advise on executive and director compensation matters, including competitive market pay practices for the Company’s executive officers and directors, and with data analysis and selection of the compensation peer group. During fiscal year 2025, neither of TCS or Milliman provided any other consulting or other services to us.
The Governance and Nominating Committee, which currently consists of Messrs. Bean (Chair), Klawitter, Kulkarni and Shamash and Ms. Beranek met two times during fiscal 2025. The Committee makes recommendations to the Board regarding corporate governance, recommends for selection by the Board nominees for election as Directors and makes recommendations to the Board with respect to the structure and composition of the Board. The Committee evaluates potential director nominees based upon a number of criteria, including the potential nominee’s skills, relevant experience and independence. The Committee has no specific minimum qualifications which must be met by a potential director nominee. Each potential nominee is considered on a case by case basis. Potential nominees may be identified to the Committee by members of the Board, officers of the Company, shareholders or other persons. The Committee evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation.
Although the Company does not have a policy regarding diversity, the Governance and Nominating Committee does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. The Company has not paid any third party a fee to assist in identifying and evaluating potential director nominees. The Committee has not rejected any potential nominee recommended within the preceding year by a beneficial owner of more than 5% of the Company’s Common Stock.
Related Person Transactions
In April 2007, the Board of Directors adopted a written policy for the approval or ratification of Interested Transactions with Related Parties, which was amended in October 2023. The policy supplements the Company’s Code of Conduct. The policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).
The policy defines a “Related Party” as any (a) person who is or was (since the beginning of the last fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company’s Common Stock, or (c) an immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parent, stepparent, child, stepchild, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and any person (other than a tenant or employee) sharing the household of such person.
The Audit Committee is responsible for review, approval, ratification or disapproval of Interested Transactions. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the Transaction.
During fiscal year 2025, the Company entered into an agreement with Craig Gates pursuant to which he will provide certain consulting services to the Company following his retirement. The Consulting Agreement provides for a term beginning on June 30, 2024 and ending on June 30, 2026 and payments of $10,000 per month. There were no other Interested Transactions required to be disclosed pursuant to the SEC’s related persons disclosure.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table provides certain information that has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all officers and directors of the Company as a group.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned (1)		Percent of Class (1)
MORE THAN 5% SHAREHOLDERS
Morgan Stanley	1,726,280	(2)	16.0%
Dimensional Fund Advisors LP	778,885	(3)	7.2%
Tieton Capital Management	749,083	(4)	7.0%
DIRECTORS AND EXECUTIVE OFFICERS
James R. Bean	15,655		**
Ronald F. Klawitter	203,530	(5)	1.9%
Subodh K. Kulkarni	9,869		**
Yacov A. Shamash	51,195	(6)	**
Cheryl Beranek	10,869		**
Craig D. Gates	315,570		2.9%
Brett R. Larsen	58,629	(7)	**
Philip S. Hochberg	72,608	(8)	**
Anthony G. Voorhees	20,862	(9)	**
All officers and directors as a group (13 persons)	851,735		7.9%

* Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.
** Less than 1%.

1.Percentage beneficially owned is based on 10,773,774 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
2.Based solely on a Schedule 13G/A filed with the SEC on February 4, 2025 by Morgan Stanley and Morgan Stanley Smith Barney LLC (collectively, “Morgan Stanley”). The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.
3.Based solely on a Schedule 13G/A filed with the SEC on February 9, 2024. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

4.Based solely on a Schedule 13G/A filed with the SEC on February 11, 2025. The address for Tieton Capital Management is 4700 Tieton Drive, Suite C, Yakima, WA 98908.
5.Includes 1,600 shares owned directly by Mr. Klawitter’s daughter and 4,200 shares owned directly by Mr. Klawitter’s son.
6.Includes 1,100 shares owned directly by Dr. Shamash’s daughter.
7.Includes Common Stock allocated to Mr. Larsen as a participant in the Company’s 401(k) Retirement Savings Plan (39,378 shares).
8.Includes Common Stock allocated to Mr. Hochberg as a participant in the Company’s 401(k) Retirement Savings Plan (40,574 shares).
9.Includes Common Stock allocated to Mr. Voorhees as a participant in the Company’s 401(k) Retirement Savings Plan (15,965 shares) and 431 shares owned in an IRA account.

EXECUTIVE COMPENSATION
Summary Compensation Table-Fiscal Years 2023-2025
The following table sets forth information concerning compensation for services rendered to the Company by the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Company’s next most highly compensated executive officer for fiscal years 2023 through 2025, to the extent such persons served in such capacities during such period. Collectively, these officers are the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/ SAR Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Brett R. Larsen	2025	790,770	2,048	249,994	—	—	13,800	1,056,612
President & Chief	2024	599,686	—	—	—	—	13,200	612,886
Executive Officer (4)	2023	475,952	—	—	23,513	199,900	12,200	711,565
Anthony G. Voorhees	2025	380,558	—	124,999	—	—	9,536	515,092
Executive Vice President of Administration ,
Chief Financial Officer and Treasurer
Philip S. Hochberg,	2025	425,572	—	124,999	—	—	13,800	564,371
Executive Vice President of	2024	392,758	—	—	—	—	13,200	405,958
Customer Relations and Integration	2023	386,661	—	—	20,900	126,892	12,200	546,653

1)The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock unit (RSU) awards granted to Messrs. Larsen, Voorhees, and Hochberg under the 2010 Incentive Plan, calculated in accordance with ASC Topic 718. The amounts shown are based on the probable outcome of such awards on the date of grant, which was achievement at target level. For a discussion of the assumptions and methodologies used to calculate the amounts reported above, please see the discussion of equity awards contained in Note 7 – “Stock-Based Compensation and Benefit Plans” to the Consolidated Financial Statements in the Company’s 2025 Annual Report.
2)The amounts reported in the “Option/SAR Awards” column reflect the fair value on the grant date of the stock appreciation rights, or SARS, granted to the named executive officers during the fiscal year. These values have been determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported above, please see the discussion of equity awards contained in Note 7 – “Stock-Based Compensation and Benefit Plans” to the Consolidated Financial Statements in the Company’s 2025 Annual Report.
3)Amounts reflect (a) annual cash incentive compensation, which is based on performance during the relevant fiscal year, pursuant to the annual incentive program and (b) any payout of long term performance unit awards for the three year performance period that ended in the relevant fiscal year, pursuant to the long term cash incentive program.
4)Mr. Larsen became the Company’s Chief Executive Officer effective June 30, 2024. Amounts reported for Mr. Larsen for 2023 and 2024 relate to his previous role as Executive Vice President of Administration, Chief Financial Officer, and Treasurer.

Compensation of Named Executive Officers
The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to the Company’s named executive officers for the fiscal years indicated above. The primary elements of each named executive officer’s total compensation reported in the table are base salary, long term equity incentives, and the payout of annual and long term cash incentives. Named executive officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in the footnotes to the table.
The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards in fiscal year 2025 provides information regarding the long-term incentives awarded to the named executive officers in fiscal year 2025. The Outstanding Equity Awards at 2025 Fiscal Year-End and Option/SAR Exercises and Stock Vested tables provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The “Potential Payments Upon Termination or Change in Control” section provides information on the benefits the named executive officers may be entitled to receive in connection with certain terminations of their employment and/or a change in control of the Company.
In fiscal year 2024, the Compensation Committee evaluated the long-term incentive structure of the Company’s executive and director compensation program and determined to cease grants of stock appreciation rights. Beginning in fiscal year 2025, the Compensation Committee replaced the stock appreciation rights with restricted stock units (RSUs) as the long-term equity incentive element of executive compensation. The RSUs granted to executive officers will vest in equal annual installments over a three year period with a portion of the RSUs subject to time-based vesting and a portion of the RSUs subject to performance-based vesting only to the extent the Company’s annual EBITDA in such year meets or exceeds a threshold amount. For the President and CEO, 60% of the RSUs will be subject to performance-based vesting and for all other executive officers, 50% of the RSUs will be subject to performance-based vesting. RSU awards made during fiscal year 2025 were made under the Key Tronic Corporation 2010 Incentive Plan (the “2010 Plan”). The Company’s shareholders approved the Key Tronic Corporation 2024 Incentive Plan (the “2024 Plan”) on November 25, 2024. No further grants of awards will be made under the 2010 Plan.
On May 12, 2025, the Company announced that its executive leadership team has agreed to a voluntary 10% temporary reduction in their base salaries, including with respect to the base salaries of Messrs. Larsen, Voorhees, and Hochberg, effective May 18, 2025. Such reduction in salary, which does not modify other rights under any agreements or impact annual and long-term incentives or benefit eligibility, is reflected in the amounts reported for 2025 in the “Salary” column of the Summary Compensation Table.
Description of Employment Agreements
The Company entered into employment contracts with Messrs. Larsen, Voorhees and Hochberg at the time each employee was first appointed an officer of the Company. Each of the employment contracts imposes upon the employee standard nondisclosure, confidentiality and non-competition provisions. Each of the employment contracts provides that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The employment contracts also provide that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee's base salary in effect prior to termination for a period of one year after termination. The contracts provide that upon termination of employment by the Company after a change of control, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination. The contracts condition the payment of severance upon execution of a release of claims and include provisions to comply with Internal Revenue Code Section 409A.

Grants of Plan-Based Awards-Fiscal Year 2025
The following table sets forth information concerning individual grants of non-equity incentive plan awards and grants of equity incentive plan awards made during fiscal year 2025 to each of the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Brett R. Larsen	(1) (2) (3)	80,000 200,000	800,000 400,000	1,200,000 600,000	33,259	22,172	249,994
Anthony G Voorhees	(1) (2) (3)	26,950 95,000	269,500 190,000	404,250 285,000	13,858	13,858	124,999
Philip S. Hochberg	(1) (2) (3)	27,594 95,000	275,942 190,000	413,912 285,000	13,858	13,858	124,999

(1)Represents restricted stock unit (RSU) awards during fiscal year 2025 under the 2010 Incentive Plan. Both performance-based and time-based awards are included in the share amounts and the value represents the fair value as of the date of grant.
(2)Represents threshold, target and maximum payouts under the annual Incentive Compensation Plan for fiscal year 2025. For actual payouts, if any, earned for fiscal year 2025 see the Summary Compensation Table.
(3)Represents threshold, target and maximum payouts under the Long-Term Incentive Plan for the 2025-2027 performance cycle. Payouts under the Long-Term Incentive Plan for the 2025-2027 performance cycle are dependent upon the achievement of goals for three years sales growth compared to peer group companies and return on invested capital.

Outstanding Equity Awards at Fiscal 2025 Year-End
The following tables present information regarding the outstanding RSU and stock appreciation rights (SARs) awards held by each of the Company’s named executive officers as of June 28, 2025.

Option/SAR Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (SARs) (#) Exercisable(1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (SARs) (#)(1)	Option (SAR) Exercise/Base Price ($)	Option (SAR) Expiration Date
Brett R. Larsen	07/29/22	(2)		11,250	5.10	07/29/27
Anthony G. Voorhees	07/29/22	(2)		5,000	5.10	07/29/27
Philip S. Hochberg	07/29/22	(2)		10,000	5.10	07/29/27
(1)Stock appreciation rights vest on the third anniversary of the grant date and have a five year term. Payouts under the stock appreciation rights are dependent upon the achievement of goals for three year’s return on invested capital compared to peer group companies.
(2)The awards granted on July 29, 2022 did not vest and were no longer outstanding as of July 29, 2025.

Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Brett R. Larsen	9/3/2024	22,172	60,530	22,173	60,532
Anthony G. Voorhees	9/3/2024	13,858	37,832	9,239	25,222
Philip S. Hochberg	9/3/2024	13,858	37,832	9,239	25,222

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information
We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. In fiscal year 2025, we did not grant new awards of stock options or SARs to our NEOs during the time period outlined in Item 402(x) of Regulation S-K.
Option/SAR Exercises and Stock Vested-Fiscal Year 2025

During fiscal year 2025, none of the named executive officers exercised any stock appreciation rights awards or vested in any stock award.

Pension Benefits
None of the named executive officers are covered by a pension plan.
Non-qualified Deferred Compensation
None of the named executive officers are covered by a defined benefit plan or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.
Other Benefits
The Company offers the named executive officers and all other U.S. employees a 401(k) plan and life insurance, disability, medical and dental plans for which the named executive officers are charged the same rate as all other employees.
Potential Payments upon Termination or Change in Control
The following section describes the benefits that may become payable to the named executive officers in connection with a termination of their employment and/or a change in control of the Company.
Quantification of Severance and Change in Control Benefits. The tables below quantify the benefits that would have been payable to each of the named executive officers if the executive’s employment had terminated under the circumstances described above and/or a change in control of the Company had occurred on June 28, 2025.
The first table presents the benefits the executive would have received if such a termination had occurred outside of the context of a change in control. The second table presents the benefits the executive would have received if such a termination occurred in connection with a change in control.
Severance Benefits (Outside of Change of Control)

Name	Cash Severance ($)(1)	Continuation of Health/Life Benefits ($)(2)	Cash-Out of Accrued and Earned Vacation ($)	Total ($)
Brett R. Larsen	720,000	—	—	720,000
Anthony G. Voorhees	346,500	—	—	346,500
Philip S. Hochberg	390,260	—	—	390,260

1.This amount represents 12 months of the executive’s base salary after voluntary salary reductions that occurred in fiscal year 2025. Monthly base salary payments will terminate immediately upon the executive’s employment by a third party at a monthly base salary equal to or greater than the monthly base salary then being paid the executive by the Company. If the executive is paid a base salary by a third party lower than that being paid by the Company, the Company will continue to pay the difference for the remainder of the 12 month severance period.
2.The premiums that would be charged to continue health coverage for the applicable period pursuant to COBRA for the executive and his eligible dependents (to the extent that such dependents were receiving health benefits as of June 28, 2025) would be paid by the executive and the Company will not reimburse the executive for these premiums.

Change of Control Severance Benefits

Name	Cash Severance ($)(1)	Continuation of Health/Life Benefits ($)(2)	Cash-Out of Accrued and Unpaid Paid Time Off ($)	Equity Acceleration ($)(3)	Non-Equity Acceleration ($)(4)	Total ($)
Brett R. Larsen	1,440,000	—	—	151,327	840,000	2,431,327
Anthony G. Voorhees	693,000	—	—	75,665	330,000	1,098,665
Philip S. Hochberg	780,520	—	—	75,665	490,000	1,346,185
1.For each of the named executive officers, this amount represents the sum of 24 months of the executive’s base salary. Monthly base salary payments will terminate immediately upon the executive’s employment by a third party at a monthly base salary equal to or greater than the monthly base salary then being paid the executive by the Company. If the executive is paid a base salary by a third party lower than that being paid by the Company, the Company will continue to pay the difference for the remainder of the 24 month severance period.
2.See footnote (2) to the previous table.
3.This amount represents the intrinsic value of the unvested portions of the executive’s stock appreciation rights (SARS) awards that would have accelerated on a termination of the executive’s employment as described above. This value is calculated by multiplying the amount by which $2.73 (the closing price of the Company’s common stock on the last trading day of fiscal 2025) exceeds the base price of the SARS by the number of SARS subject to the accelerated portion of the SARS. Each executive would have been entitled to full acceleration of his then-outstanding equity awards on such a termination. There was no intrinsic value as of June 28, 2025 based on the exercise price of outstanding SARS. This also includes the value of RSUs granted under the 2010 Plan that were unvested as of June 28, 2025 that would have accelerated on a termination of the executive’s employment as described above. This value is calculated based on the closing price of $2.73. Under the terms of the RSU grant, if an acquirer converts, assumes, substitutes for or replaces outstanding RSU awards, then the vesting restrictions and/or forfeiture provisions applicable to such awards will not be accelerated or lapse, in which case the amount payable upon a change in control would be $0.
4.This amount represents the target value of the unvested portion of the executive’s long term cash incentive plan awards that would have accelerated if the executive’s employment terminated upon a change in control of the Company on June 28, 2025.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our CEO as principal executive officer (or “PEO”) and to our other NEOs and certain metrics of financial performance of the Company. The following table shows the total compensation for our NEOs for the past two fiscal years as set forth in the Summary Compensation Table, the “Compensation Actually Paid” (or “CAP”) to our CEO as PEO, and, on an average basis, our other NEOs, and our total shareholder return. CAP figures do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year as significant portions of this compensation depends on the achievement of performance criteria in subsequent fiscal periods.

Year(1)	Summary compensation table total for PEO(2)	Compensation actually paid to PEO(3)	Average summary compensation table total for non-PEO named executive officers(2)	Average compensation actually paid to non-PEO named executive officers(3)	Value of initial fixed $100 investment based on: Total shareholder return(4)	Net income (loss)
2025(1)	$1,056,612	$893,480	$539,732	$454,988	$63.93	$(8,318,230)
2024(1)	$892,270	$778,520	$509,422	$461,078	$94.85	$(2,787,296)
2023(1)	$1,513,037	$1,542,537	$629,109	$641,647	$132.79	$5,156,736

1.Mr. Gates served as the Company’s Chief Executive Officer for the entirety of 2023 and 2024. Effective as of the beginning of fiscal year 2025, Mr. Larsen succeeded Mr. Gates as Chief Executive Officer. Our non-PEO NEOs for 2023 and 2024 included Messrs. Larsen and Hochberg. Our non-PEO NEOs for 2025 included Messrs. Voorhees and Hochberg.
2.Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the applicable year.
3.To calculate “Compensation Actually Paid” under SEC disclosure rules, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. Reconciliations of the adjustments for Messrs. Larsen, Voorhees and Hochberg for 2025 are set forth in the tables below.

	PEO	NEOs - Average
	2025	2025
Decrease for amounts reported under the "Stock Awards" column in the Summary Compensation Table	$(249,994)	$(124,999)
Add fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$121,062	$63,055
Year-over-year change in fair value of unvested awards	$(17,100)	$(11,400)
Change in fair value at vesting (from prior fiscal year end) of awards granted in prior years for which vesting conditions were satisfied during current year	$—	$—
Less fair value as of prior fiscal year end of awards granted in prior years that failed to meet vesting conditions during current year	$(17,100)	$(11,400)
Dividends paid	$—	$—
Total Adjustments	$(163,132)	$(84,744)

4.Pursuant to rules of the SEC, the comparison assumes $100 was invested on July 1, 2022. Historic stock price performance is not necessarily indicative of future stock price performance.

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the multi-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance.

Relationship between “Compensation Actually Paid” to the PEO and Average Other NEOs and the Company’s Cumulative TSR and Net Income. “Compensation Actually Paid” to the PEO and Average Other NEOs aligned with the trend in the Company’s Cumulative TSR and Net Income. This is generally because “Compensation Actually Paid” is influenced by year-over-year changes in stock prices due to the fact that a portion of the PEO’s and each NEO’s compensation is equity-based and because base salary is influenced by year-over-year changes in revenues, which in turn effects net income.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table presents information regarding the compensation paid during fiscal year 2025 to members of the Board of Directors who were not also employees of the Company (referred to herein as “non-employee directors”).

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Craig D. Gates	60,750	40,000	—	120,000	220,750
James R. Bean	81,000	40,000	—	—	121,000
Ronald F. Klawitter	97,200	40,000	—	—	137,200
Subodh K. Kulkarni	81,000	40,000	—	—	121,000
Yacov A. Shamash	81,000	40,000	—	—	121,000
Cheryl Beranek	81,000	40,000	—	—	121,000

1.The amount reported in the “Stock Awards” column reflect a grant on September 3, 2024 of 8,869 RSUs under the Company’s 2010 Plan to each non-employee director. As described above, in fiscal year 2024, the Compensation Committee evaluated the long-term incentive structure of the Company’s executive and director compensation program and determined to cease grants of stock appreciation rights. Beginning in fiscal year 2025, the Compensation Committee replaced the stock appreciation rights with restricted stock units (RSUs) as a component of non-employee director compensation. The non-employee director RSUs will vest on the first anniversary of the grant date of the awards. The table below presents the number of outstanding and unexercised and unvested RSU awards held by each of the Company’s non-employee directors as of June 28, 2025.
2.Represents payments of $10,000 per month related to the consulting agreement between the Company and Mr. Gates, as detailed further in the related persons transaction section.

Director	Number of Shares Subject to Outstanding RSU/Options/SAR Awards as of June 28, 2025
Craig D. Gates	8,869
James. R. Bean	8,869
Ronald F. Klawitter	8,869
Cheryl Beranek	8,869
Subodh K. Kulkarni	8,869
Yacov A. Shamash	8,869

Non-Employee Director Compensation

Retainers and Meeting Fees. Non-employee directors received annual retainers for attending Board and committee meetings as set forth in the following table:

Annual Cash Retainer
Board Member, other than Chair	$81,000
Chair of the Board	97,200

Effective May 18, 2025, the Board of Directors elected to take a voluntary 10% temporary reduction in the amount of the annual cash retainer payable to each non-employee director of the Company.

All non-employee directors are also reimbursed for their expenses incurred in attending Board meetings and committee meetings, as well as other Board-related travel expenses.

Equity Grants. Under the Company’s 2024 Incentive Plan, the Company’s non-employee directors may receive awards, subject to the non-employee director’s continued service to the Company through the vesting date.

Long-Term Incentive Plan Awards. Under the Company’s Long-Term Incentive Plan, non-employee directors receive long term non-equity incentive compensation awards.

PROPOSAL 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
As described in greater detail in the “Executive Compensation” section of this Proxy Statement the Company believes that compensation of its executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. The Company attempts to align the interest of its shareholders and management by integrating compensation with the Company’s short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in our industry sector, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.
This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against our named executive officers compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders concerns.
Therefore, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

AUDIT COMMITTEE REPORT
The Audit Committee of the Company’s Board of Directors consists of five members. The Board of Directors has determined that all Audit Committee members meet the definition of independence within the meaning of the applicable Nasdaq Rules and are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by the Nasdaq Rules and that all Audit Committee members have the requisite attributes of an “audit committee financial expert” as defined by SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors which is reviewed and reassessed for adequacy annually by the Audit Committee. The Audit Committee has met and reviewed and discussed the Company’s financial statements contained in the Annual Report on Form 10-K for the fiscal year ended June 28, 2025 with the Company’s management and Baker Tilly US, LLP (“Baker Tilly”), the Company’s independent registered public accounting firm.
The Audit Committee has reviewed and discussed with Baker Tilly the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC”). Baker Tilly has submitted to the Audit Committee and the Committee has reviewed the written disclosures and letter from Baker Tilly as required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence. The Audit Committee discussed with Baker Tilly that firm’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor's independence. All services to be provided by Baker Tilly are pre-approved by the Audit Committee or are pre-approved by a member of the Audit Committee and later ratified by the Committee.
Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2025, for filing with the SEC. The foregoing report has been approved by all members of the Audit Committee.

James R. Bean (Chair)
Cheryl Beranek
Ronald F. Klawitter
Subodh K. Kulkarni
Yacov A. Shamash

Principal Accountant Fees and Services. The following chart shows the aggregate audit and non-audit fees billed or expected to be billed to the Company by Baker Tilly (formerly Moss Adams LLP) for professional services in the named categories for the fiscal years ended June 28, 2025 and June 29, 2024:

	FY 2025	FY 2024
Audit Fees(1)	$717,592	$763,751
Audit Related Fees(2)	—	29,400
Tax Fees	—	—
All Other Fees	—	—
Total	$717,592	$793,151 793,151

1.Audit fees consisted of professional services provided in connection with the audit of the Company’s consolidated financial statements included in the Company’s 2025 Annual Report on Form 10-K, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, review of documents filed with the SEC and statutory audits.
2.Audit related fees consisted of professional services provided in connection with the audit of the Company’s 401(k) Retirement Savings Plan and other consultation matters.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF AUDITORS
The Audit Committee has retained Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2026. The Company's prior independent auditor, Moss Adams LLP, merged with Baker Tilly on June 3, 2025 with the combined firms continuing to operate under the Baker Tilly name. Representatives of Baker Tilly are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions. In the event that ratification of this appointment of Baker Tilly as the Company’s registered public accounting firm is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of its registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SHAREHOLDER PROPOSALS
Eligible shareholders who wish to present proposals for action at the Annual Meeting of Shareholders to be held in 2026 must submit their proposals in writing to John Theiss, Secretary, Key Tronic Corporation, 4424 N. Sullivan Road - Upper Level, Spokane Valley, Washington 99216.
Under Rule 14a-8(e) of the Exchange Act, proposals submitted for inclusion in our proxy statement for the 2026 Annual Meeting must be received by the Secretary at the address above no later than May 19, 2026. In addition, any shareholder who intends to present a proposal at the 2026 Annual Meeting without inclusion of such proposal in our proxy materials must provide us written notice of such proposal in the manner set forth above by no earlier than June 25, 2026 and no later than July 25, 2026 or such proposal will be considered untimely. For such proposals that are timely, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement that complies with Rule 14a-4(c)(2). We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 24, 2026.

OTHER MATTERS
Annual Report on Form 10-K

The 2025 Annual Report on Form 10-K (including exhibits), which we refer to as our “Form 10-K,” is available by accessing the Company’s website at www.keytronic.com or the SEC’s website at www.sec.gov. Stockholders may request a free copy of our Form 10-K by contacting Investor Relations at (509) 927-5500, investorrelations@keytronic.com. We will furnish any exhibit to our Form 10-K if specifically requested to do so.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC and NASDAQ.
Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required, the Company believes that with respect to the fiscal year ended June 28, 2025 all the Reporting Persons complied with all applicable filing requirements.
Solicitation Expenses
The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners. In addition, we have retained Georgeson LLP to aid in the solicitation of proxies and provide related advice and informational support. We currently estimate the fees payable to Georgeson LLP in connection with such services to be approximately $12,500, plus reimbursement of out of pocket expenses.
Other Business
The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Spokane Valley, Washington	By Order of the Board of Directors,
September 16, 2025	John Theiss
Secretary

Key Tronic Corporation

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by October 23, 2025 at 1:00 A.M., Pacific Daylight Time.

Online
Go to **www.investorvote.com/KTCC** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/KTCC

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - James R. Bean	☐	☐	02 - Cheryl Beranek	☐	☐	03 - Craig D. Gates	☐	☐
04 - Ronald F. Klawitter	☐	☐	05 - Subodh K. Kulkarni	☐	☐	06 - Brett R. Larsen	☐	☐
07 - Yacov A. Shamash	☐	☐						

Proposal	For	Against	Abstain
2. Advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of auditors.	☐	☐	☐

B Authorized Signatures – his section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

7 2 D V

046SQC

If you are not an Internet user and wish to contact Key Tronic Corporation, you may use one of the following methods:

Call: 877-277-9953 Write: Key Tronic Corporation, c/o Computershare, P.O. Box 43078, Providence, RI 02940-3078

Attention Internet Users!

You can now access your shareholder information on the following secure Internet site: www.computershare.com/investor

Step 1: Register (1st time users only)
Click on "Create Login" in the blue box and follow the instructions.

Step 2: Log In (Returning users)
Enter your User ID and Password and click the Login button.

Step 3: View your account details and perform multiple transactions, such as:

- View account balances
- View transaction history
- View payment history
- View stock quotes
- Change your address
- View electronic shareholder communications
- Buy or sell shares
- Check replacements

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/KTCC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Key Tronic Corporation

Notice of 2025 Annual Meeting of Shareholders, 4424 N. Sullivan Road, Spokane Valley, Washington 99216

Proxy Solicited by Board of Directors for Annual Meeting — October 23, 2025

Brett R. Larsen and Anthony G. Voorhees, or either of them, as proxies, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 23, 2025, and any adjournment or postponement thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, FOR Item 2, and FOR Item 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐